UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 29, 2010

Gladstone Investment Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia 22102 (Address of principal executive offices)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 29, 2010, Gladstone Investment Corporation (the “Company”) closed on a $25.0 million investment in Venyu Solutions Inc. (“Venyu”) consisting of subordinated debt and equity.  The Company, together with Boston based private equity firm Madison Parker Capital, LLC and certain members of Venyu’s management, invested debt and equity capital to support the buyout of Venyu from stockholders of PHNS Inc.  Venyu, headquartered in Baton Rouge, Louisiana, is a leader in commercial-grade, customizable solutions for data protection, data hosting, and disaster recovery.

Item 7.01.	Regulation FD Disclosure

On November 1, 2010, Gladstone Investment Corporation issued a press release announcing the above mentioned new investment. The text of the press release is included as an exhibit to this Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Gladstone Investment Corporation on November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)
November 1, 2010	By: /s/ David Watson (David Watson, Chief Financial Officer)